Exhibit 99.1

Pegasystems Inc.

2018 Executive Officers Base Salaries and Target Bonus Percentages and Incentives

Name	Title	Base Salary	Target Incentive Plan Bonus*
Alan Trefler	Chief Executive Officer and Chairman	$485,000	100%
Kenneth Stillwell	Senior Vice President, Chief Financial Officer and Chief Administrative Officer	$440,000	60%
Douglas Kra**	Senior Vice President, Global Customer Success	$350,000	50%
Michael Pyle	Senior Vice President, Engineering	$370,000	60%
Leon Trefler***	Senior Vice President, Global Customer Success	$350,000	50%

*	Percentage of 2018 base salary
**	In 2018, Douglas Kra will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by the Company’s Chief Executive Officer, as well as target sales commissions of $180,000.
***	In 2018, Leon Trefler will also be eligible for up to $50,000 in additional incentive compensation for the achievement of operational objectives to be set by the Company’s Chief Executive Officer, as well as target sales commissions of $225,000.